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                                                                  Exhibit 10.2


                                     WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER OF THIS WARRANT AND/OR SHARES DELIVERS TO THE COMPANY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                             BLUE RIDGE ENERGY, INC.

                        SERIES J "PIGGYBACK" COMMON STOCK
                                PURCHASE WARRANT
              Warrant to Purchase __________ Shares of Common Stock
                            Issued December 31, 2004
                            Expires December 31, 2006

THIS WARRANT CERTIFIES THAT, for value received, pursuant to the undersigned's non- U.S. Unit Private Placement Subscription Agreement for the offering of Series J "Piggyback" Common Stock (the "Offering") entered into between Blue Ridge Energy, Inc., a Nevada corporation (the "Company"), and the undersigned (the "Warrant Holder"), at any time beginning with December 31, 2004, which was the final closing of the Offering and on any Business Day thereafter until 5:00 p.m., Pacific Time, December 31, 2006 (the "Expiration Date"), the undersigned is entitled to subscribe for and purchase from the Company ___________ shares of Common Stock at a price per share equal to the Exercise Price.

1.       CERTAIN DEFINITIONS

The following terms, as used in this Warrant, have the following meanings:

         "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in Houston, Texas, are authorized by law to close.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's currently authorized common stock, $.005 par value, and stock of any other class or other consideration into which such currently authorized common stock may hereafter have been changed.

         "Exercise Price" means $1.00 per share of Common Stock.



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         "Securities Act" means the Securities Act of 1933, or any successor
         Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Warrant Shares" means the shares of Common Stock issued or issuable on exercise of this Warrant.

2.       EXERCISE OF WARRANT

The Warrant Holder may exercise this Warrant, only in whole and not in part, at any time on any Business Day between the of the final closing of the Offering and before the Expiration Date, by delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Exhibit A to this Agreement and by payment to the Company of the Exercise Price by cashier's check in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised.

As soon as reasonably practicable but not later than twenty (20) Business Days after the Company has received the Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with the Notice of Exercise, a certificate or certificates representing the number of shares of Common Stock specified in the Notice of Exercise, issued in the name of the Warrant Holder. This Warrant shall be deemed to have been exercised and the share certificate or certificates shall be deemed to have been issued, and the Warrant Holder shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the first Business Day after the date that the Notice of Exercise and payment have been received by the Company.

The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise.

Each certificate for Warrant Shares issued on exercise of this Warrant, unless at the time of exercise the Warrant Shares are registered under the Securities Act, shall bear the following legend:

         THIS SECURITY HAS NOT BEEN REGISTERD UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER OF THE SHARES DELIVERS TO THE COMPANY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing the legend shall also bear the legend unless, in the written opinion of counsel, which counsel and opinion shall be reasonably accepted to the Company, the Warrant Shares


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represented by the certificate no longer are subject to restrictions on resale under the Securities Act.

The Company shall not be required to issue fractions of shares of Common Stock on an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable on an exercise of the Warrant, in lieu of delivering a fractional share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Exercise Price of a share of Common Stock under this Warrant.

3.       INVESTMENT REPRESENTATION

By accepting the Warrant, the Warrant Holder represents that he is acquiring the Warrant for his own account for investment purposes and not with the view to any sale or distribution, and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares acquired by him on the exercise of this Warrant except under circumstances as will not result in a violation of applicable securities laws.

4.       VALIDITY OF WARRANT AND ISSUANCE OF SHARES

The Company represents and warrants that this Warrant has been duly authorized and is validly issued.

The Company further represents and warrants that on the date of this Warrant it has duly authorized and reserved, and will at all times until the Expiration Date, have duly authorized and reserved, a sufficient number of shares of Common Stock as to permit the exercise in full of this Warrant, and that all of these shares of Common Stock are and will be duly authorized and, when issued on exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

5.       ADJUSTMENTS

         The Exercise Price in effect at any time, and the number of Warrant Shares purchased on any exercise of this Warrant, shall be subject to change or adjustment as follows:

         (a) Common Stock Reorganization. If at any time before any exercise of this Warrant the Company either:

                  (i) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (ii) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (iii) changes its outstanding shares of Common Stock into the same or a given number of shares of any other class of class of securities;

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                  (iv)     declares on or in respect of its shares of Common
                           Stock a dividend payable in shares or other securities of the Company; or

                  (v) offers to the holders of shares of Common Stock any rights to subscribe for shares or for other securities of the Company;

         Then the number of Warrant Shares you receive on the exercise of this Warrant shall be determined by the Company based on the Exercise Price and the same terms and conditions that would have been applied if you had exercised this Warrant on the record date for the any of the transactions set forth above.

         (b) Capital Reorganization. At any time while this Warrant is outstanding, if the Company consolidates with or merges into any other corporation or corporations, or sells all or substantially all of its property and business as a whole, the Company shall ensure that as part of the terms of the consolidation, merger, or sale that the Warrant Holder shall receive in lieu of the Warrant Shares that otherwise would have been issuable to the Warrant Holder on any exercise of this Warrant, and at the same Exercise Price provided above, the same kind and amount of securities or assets as may be issuable, distributable, or payable on the consolidation, merger, or sale with respect to the Company's shares of Common Stock.

         (c) Notice of Adjustment. The Company shall give notice to the Warrant Holder of any event which requires an adjustment under this Section 5, describing the event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and its computation. If the required adjustment is not determinable as the time of the notice, the Company shall give notice to the Warrant Holder of the adjustment and computation as soon as reasonably practicable after the adjustment becomes determinable.

6.       LOST, MUTILATED OR MISSING WARRANT CERTIFICATES

On receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, on receipt of an indemnification or bond satisfactory to the Company, or, in the case of mutilation, on surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new replacement Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The Warrant Holder shall reimburse the Company for all reasonable expenses incidental to the replacement of the missing or mutilated Warrant.

7.       NOTICES

All notices, requests, demands and other communications under this Warrant must be in writing and will be deemed duly given: (i) when personally delivered, (ii) on receipt of a facsimile transmission with a confirmed transmission with a confirmed transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return


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receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties as follows:

         If to the Company:         Blue Ridge Energy, Inc.
                                    Attention:  Gregory B. Shea
                                    10777 Westheimer, Suite 170
                                    Houston, Texas 77042
                                    Telephone:  (832) 358-3900
                                    Facsimile:  (832) 358-3903

         If to the                  _________________________
         Warrant Holder:            _________________________
                                    Telephone:_______________
                                    Facsimile:_______________

Any party may change its address for notice purposes by giving notice of such change of address in accordance with the foregoing provisions.

8.       MISCELLANEOUS

         (a) This Warrant shall not entitle the Warrant Holder, before the exercise of the Warrant, to any rights as a shareholder of the Company.

         (b) In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Warrant shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         (c) This Warrant is personal to the Warrant Holder and may not transferred or assigned without the prior written consent of the Company and any attempted transfer or assignment without the Company's written consent shall be null and void. All of the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder bind and inure to the benefit of their respective successors and permitted assigns.

         (d) This Warrant, the construction, interpretation and enforcement of this Warrant and the rights of the parties to this Warrant shall be determined under, governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of interest.

         (e) The section headings used in this Warrant are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant.


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(f)      This Warrant constitutes the enter agreement between the Company and the Warrant Holder regarding the subject matter of this Warrant and supersedes all previous agreements. There are no other oral or written agreements, representations, warranties, undertakings or agreements between the parties regarding the subject matter of this Warrant. This Warrant may not be amended or modified in any respect, except by a written instrument signed by the Company and the Warrant Holder.

IN WITNESS WHEREOF, the Company and the Warrant Holder agree to the foregoing terms and conditions and have executed this Warrant as of the day and year first above written.


                          COMPANY

                          BLUE RIDGE ENERGY, INC.
                          a Nevada corporation



                          -----------------------------------------------------
                          By: Gregory B. Shea, Senior Vice President-Operations



                          WARRANT HOLDER



                          -----------------------------------------------------
                          (Signature)



                          -----------------------------------------------------
                          (Please print name)




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                                    EXHIBIT A

                              SERIES J "PIGGYBACK"

                      FORM OF NOTICE OF EXERCISE OF WARRANT


TO:      BLUE RIDGE ENERGY, INC.

         Reference is made to the Series J "Piggyback" Common Stock Warrant issued December 31, 2004 (the "Warrant"). Initially capitalized terms used herein have the meaning as defined in the Warrant.

                  The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase _____ shares of Common Stock, and makes payment herewith in full therefor at the Exercise Price of $1.00 per share of Common Stock by cash or cashier's check.

         The undersigned represents that it is exercising the Warrant for its own account for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.


                                            WARRANT HOLDER



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                                            Date:
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